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Exhibit 4.1

2001 STOCK OPTION PLAN

POWER-ONE, INC.

2001 STOCK OPTION PLAN

1.	Purposes of the Plan. The purposes of this Plan are:
	•	to attract and retain the best available personnel for positions of substantial responsibility,
	•	to provide additional incentive to Employees and Consultants, and
	•	to promote the success of the Company's business.
Options granted under the Plan will be Nonstatutory Stock Options.
2.	Definitions. As used herein, the following definitions shall apply:
	(a)	"Administrator" means the Committee or the Chief Executive Officer of the Company if he has been delegated as the Administrator in accordance with Section 4 of the Plan.
(b)
"Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.
	(c)	"Board" means the Board of Directors of the Company.
	(d)	"Code" means the Internal Revenue Code of 1986, as amended.
	(e)	"Committee" means the Compensation Committee of the Board.
	(f)	"Common Stock" means the Common Stock of the Company.
	(g)	"Company" means Power-One, Inc., a Delaware corporation.
	(h)	"Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
	(i)	"Director" means a member of the Board.
	(j)	"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.
(k)
"Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
	(l)	"Event" means any of the following:
(i) the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute an Event under clause (ii) below;

(ii)
Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not Subsidiaries (a "Business Combination"), unless (1) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after such reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before the Business Combination; and (2) no person (as defined in clause (iii) of this definition below, but excluding the Successor Entity) beneficially owns directly or indirectly, more than 50% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination (the stockholders before and after the Business Combination shall be determined on the presumption that the record owners of securities of the Company hold no securities of the other parties to such reorganization);
(iii)
any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder, and (2) any person or entity (including any successor) that is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the Company as of August 31, 1997), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of an acquisition directly from the Company or an acquisition by the Company; or
(iv)
during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board and (without duplication in the case of successors) persons whose election or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the Board members then still in office cease to constitute as least a majority of the Board.
(m)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(n)	"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
	(o)	"Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.
	(p)	"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(q)
"Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(r)
"Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
	(s)	"Optioned Stock" means the Common Stock subject to an Option.
	(t)	"Optionee" means the holder of an outstanding Option granted under the Plan.
	(u)	"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
	(v)	"Plan" means this 2001 Nonstatutory Stock Plan.
	(w)	"Service Provider" means an Employee or Consultant.
	(x)	"Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.
	(y)	"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).
4.	Administration of the Plan.
(a)
Administration. The Plan shall be administered by (i) the Committee or (ii) the Chief Executive Officer of the Company pursuant to delegation authority provided by the Committee, provided that such officer is serving as a director of the Company.

(b)
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of the Chief Executive Officer, subject to the specific duties delegated to such officer as provided for under the Plan, the Administrator shall have the authority, in the Administrator's discretion:
		(i)	to determine the Fair Market Value of the Common Stock;
		(ii)	to select the Service Providers to whom Options may be granted hereunder;
		(iii)	to determine whether and to what extent Options are granted hereunder;
		(iv)	to determine the number of shares of Common Stock to be covered by each Option granted hereunder;
		(v)	to approve forms of agreement for use under the Plan (which forms need not be identical either as to type of award or among Optionees);
(vi)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in the Administrator's sole discretion, shall determine;
		(vii)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
(viii)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(ix)
to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
		(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or previously granted by the Administrator;
		(xi)	to determine the terms and restrictions applicable to Options;
(xii)
to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
		(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.
	(c)	Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.
5.
Eligibility. Except as noted further in this Section 5, Options may be granted to any Service Providers; provided, however, that notwithstanding anything to the contrary contained elsewhere in the Plan, no Options may be granted under the Plan to any Officer or Director.

6.
Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.
7.	Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.
8.	Term of Option. The term of each Option shall be stated in the Option Agreement.
9.	Option Exercise Price and Consideration.
	(a)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.
(b)
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
(c)
Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In making a determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Such consideration may consist entirely of:
		(i)	cash;
		(ii)	check;
		(iii)	promissory note;
(iv)
other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than one hundred and eighty (180) days on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(v)
"cashless exercise" instructions, which will consist of delivery of a properly executed exercise notice to the Company together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price and any applicable tax withholding, along with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;
		(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
		(vii)	any combination of the foregoing methods of payment.

10.	Exercise of Option.
(a)
Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)
Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, any portion of an Option has not been exercised as of the termination date of such Option, such Option shall terminate, and the Shares covered thereby shall revert to the Plan. Notwithstanding anything to the contrary set forth above in this Section 10 (b), if Optionee's employment or services with the Company is terminated for Cause (as defined in the next sentence), the Option shall lapse immediately upon such termination. "Cause" for purposes of this Section 10 (b) means a determination by the Administrator that the Optionee: (a) has committed a material breach of the Optionee's duties and responsibilities (other than as a result of incapacity due to a Disability); or (b) has been convicted of a felony, or entered a plea of guilty or nolo contendre with respect to such a crime; or (c) has violated any fiduciary duty or duty of loyalty owed to the Company; or (d) has been generally incompetent or grossly negligent in the discharge of the Optionee's duties and responsibilities; or (e) has engaged or is engaging in the immoderate use of alcoholic beverages or narcotics or other substance abuse; or (f) has violated in any material respect any of the Company's established employment policies in effect from time to time.

(c)
Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one hundred and eighty (180) days following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, any portion of an Option has not been exercised as of the termination date of such Option, such Option shall terminate, and the Shares covered thereby shall revert to the Plan.
(d)
Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one hundred and eighty (180) days following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If any portion of an Option has not been exercised by the termination date of such Option, such Option shall terminate, and the Shares covered thereby shall revert to the Plan.
(e)
Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
11.
Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.	Adjustments Upon Changes in Capitalization and Certain Events.
(a)
Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)
Adjustments. If the outstanding Shares are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional Shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, spin off, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment will be made in the number and kind of Shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Options, the exercise price of outstanding Options, performance criteria under outstanding Options and the numerical share limits set forth in Section 3 of the Plan. In any of such events, the Administrator may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the Optionees to realize the benefits intended to be conveyed with respect to the underlying shares on substantially the same terms as are available to stockholders generally.
(c)
Upon Certain Events. Unless prior to an Event, the Administrator determines that, upon its occurrence, benefits under any or all Options shall not be accelerated or determines that only certain or limited benefits under any or all Options shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event, then immediately prior to the occurrence of an Event, each Option shall become immediately exercisable. The Administrator may override the limitations on acceleration in this Section 12 (c) by express provision in the Option Agreement and may accord any Service Provider a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of Options shall comply with applicable regulatory requirements. If the vesting of an Option has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Options.

(d)
Possible Early Termination of Options. If any Option under this Plan has been fully accelerated as required or permitted by Section 12(b), but is not exercised prior to (1) the dissolution of the Company, or (2) an event described in Section 12 (b) that the Company does not survive, or (3) the consummation of an event described in Section 12 (b) involving an Event approved by the Board, such Option shall terminate, subject to any provision that has been expressly made by the Board or the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or settlement of such Option.
13.
Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
14.	Amendment and Termination of the Plan.
(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.
15.	Conditions Upon Issuance of Shares.
(a)
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)
Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
17.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
18.
Tax Withholding. Upon any exercise, vesting or payment of any Option, the Company shall have the right at its option to (a) require the Optionee to pay or provide for payment in cash or by cashier's check payable to the Company of the amount of any taxes which the Company may be required to withhold with respect to such Option event or payment or (b) reduce the number of shares of Common Stock otherwise deliverable to the Optionee by the appropriate number of shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation with respect to the benefits hereunder.

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  Exhibit 4.1
POWER-ONE, INC. 2001 STOCK OPTION PLAN